EX-28.h.5.a

EXHIBIT A

TO THE EXPENSE LIMITATION AGREEMENT BETWEEN

NATIONWIDE MUTUAL FUNDS AND

NATIONWIDE FUND ADVISORS

Effective May 1, 2007;

Amended February 25, 2011*†

Name of Fund/Class	Expense Limitation for Fund/Class

Nationwide Money Market Fund
Prime	0.59%
Service ‡	0.59%
Institutional	0.59%

Nationwide Short Duration Bond Fund
Class A	0.55%
Class C	0.55%
Service Class	0.55%
Institutional Class	0.55%

Nationwide Enhanced Income Fund
Class A	0.45%
Class R2	0.45%
Institutional Class	0.45%
Institutional Service Class	0.45%

Nationwide U.S. Small Cap Value Fund
Class A	1.09%
Class C	1.09%
Institutional Class	1.09%
Institutional Service Class	1.09%

Nationwide International Value Fund
Class A	1.00%
Class C	1.00%
Institutional Class	1.00%
Institutional Service Class	1.00%

Nationwide Large Cap Value Fund
Class A	1.15%
Class B	1.15%
Class C	1.15%
Class R2	1.15%
Institutional Service Class	1.15%
Institutional Class	1.15%

Each of the Asset Allocation Funds (Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund)

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Service Class	4.00%**

Class A	0.25%
Class B	0.25%
Class C	0.25%
Class R2	0.25%
Service Class	0.25%
Institutional Class Shares	0.25%

Nationwide S&P 500 Index Fund
Class A	0.23%
Class B	0.23%
Class C	0.23%
Class R2	0.23%
Service Class	0.23%
Institutional Service Class	0.23%
Institutional Class	0.23%

Nationwide Small Cap Index Fund
Class A	0.30%
Class B	0.30%
Class C	0.30%
Class R2	0.30%
Institutional Class	0.30%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Mid Cap Market Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Nationwide International Index Fund
Class A	0.37%
Class B	0.37%
Class C	0.37%

Class R2	0.37%
Institutional Class	0.37%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Bond Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Bond Fund
Class A	0.75%
Class B	0.75%
Class C	0.75%
Class D	0.75%
Class R2	0.75%
Institutional Class	0.75%

Nationwide Growth Fund
Class A	1.12%
Class B	1.12%
Class C	1.12%
Class D	1.12%
Class R2	1.12%
Institutional Service Class	1.12%
Institutional Class	1.12%

Nationwide Alternatives Allocation Fund††
Class A	0.40%
Institutional Service Class	0.40%
Institutional Class	0.40%

NATIONWIDE MUTUAL FUNDS

By: /s/  Michael S. Spangler

Name: Michael S. Spangler

Title: President

NATIONWIDE FUND ADVISORS

By: /s/  Michael S. Spangler

Name: Michael S. Spangler

Title: President

*As approved at the December 14, 2010 Board meeting.

† Effective through February 28, 2011.

‡ With respect to the Service Class of the Nationwide Money Market Fund, effective until at least February 28, 2011, the Fund Operating Expenses shall be limited to 0.75% and shall include the Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

†† Effective through February 29, 2012.

** Effective until at least March 1, 2011.

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